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EXHIBIT 11.   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                     ELI LILLY AND COMPANY AND SUBSIDIARIES

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                                                         Three Months Ended           Six Months Ended
                                                               June 30,                   June 30,
                                                          2001         2000          2001          2000
                                                       ------------------------------------------------------
                                                       (Dollars and shares in millions except per-share data)
 BASIC

 Net income...........................................   $  827.7      $  666.2     $1,634.5      $1,511.7
                                                       ======================================================
 Average number of common shares outstanding..........    1,077.1       1,081.3      1,077.6       1,082.4

 Contingently issuable shares.........................        -             -             .2            .3
                                                       ------------------------------------------------------
 Adjusted average shares..............................    1,077.1       1,081.3      1,077.8       1,082.7
                                                       ======================================================
 Basic earnings per share.............................   $    .77      $    .62     $   1.52      $   1.40
                                                       ======================================================

 DILUTED

 Net income...........................................   $  827.7      $  666.2     $1,634.5      $1,511.7
                                                       ======================================================
 Average number of common shares outstanding..........    1,077.1       1,081.3      1,077.6       1,082.4
 Incremental shares - stock options and contingently
   issuable shares....................................       14.3          15.2         14.1          14.5
                                                       ------------------------------------------------------
 Adjusted average shares..............................    1,091.4       1,096.5      1,091.7       1,096.9
                                                       ======================================================
 Diluted earnings per share...........................   $    .76      $    .61     $   1.50      $   1.38
                                                       ======================================================
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